Exhibit 99.1

                   HEI Announces Changes to Board of Directors

     -- Mr. Thomas F. Leahy to Assume Chairman Role

    MINNEAPOLIS, Feb. 13 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII)
( http://www.heii.com ) announced today that Dennis J. Leisz has resigned from the Board of Directors. Mr. Leisz stated that the reason for his resignation is the need to devote 100% of his time to his responsibilities as the president and CEO of Wavecrest Corporation. "I am very pleased and proud of our accomplishments during my tenure on the HEI Board," said Mr. Leisz. The Company also announced that Mr. Thomas F. Leahy, a major HEI shareholder and former President and CEO of Advance Circuits Inc., has been appointed to replace Mr. Leisz on the Board. Mr. Leahy will assume the role of Chairman.

    "I greatly appreciate the significant contributions made by Dennis to HEI during his service on the Board," stated Mr. Mack Traynor, President and CEO. "He provided important leadership to the Company during a very difficult period and we will miss his insights."

    Mr. Leahy served as President, CEO and a Director of Advance Circuits for over 15 years. During this time, this circuit board manufacturer grew to $185 million in revenues. He has founded and served on the Board of Directors of a number of other companies including Help/Systems Inc., a computer operations software company and Nature Vision Inc., a publicly-traded manufacturing business.

    "I am extremely pleased that Mr. Leahy has agreed to replace Dennis on our Board and to assume the duties of Chairman," stated Mr. Traynor. "Mr. Leahy has substantial experience in our business and as a large shareholder, has a significant interest in enhancing shareholder value. I am looking forward to working closely with Tom in the future."

    HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications, and industrial markets. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

    Headquarters & Microelectronics Operations    PO Box 5000,
                                                  1495 Steiger Lake Lane,
                                                  Victoria, MN  55386
    Advanced Medical Operations                   4801 North 63rd Street,
                                                  Boulder CO  80301
    High Density Interconnect Operations          610 South Rockford Drive,
                                                  Tempe, AZ  85281
    RF Identification Operations                  1546 Lake Drive West,
                                                  Chanhassen, MN  55317

    FORWARD LOOKING INFORMATION

    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, growth of specific markets, and operational expectations. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, our ability to satisfy financial or other obligations or covenants set forth in our banking agreements, adverse competitive developments, change in or cancellation of customer requirements, collection of outstanding debt,, and other risks detailed from time to time in HEI's SEC filings. We undertake no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE  HEI, Inc.
    -0-                             02/13/2006
    /CONTACT: Mack V. Traynor, CEO, or Timothy Clayton, CFO, both of HEI, Inc., +1-952-443-2500/
    /Web site:  http://www.heii.com /